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                                                                EXHIBIT 99(a)(3)

                        [LETTERHEAD OF B. WAYNE HUGHES]

                                    March 21, 1997



     Re:  Tender Offer for Units of
          Public Storage Properties V, Ltd.
          ---------------------------------

Dear Unitholder:

     As a Unitholder of Public Storage Properties V, Ltd. (the "Partnership"),
B. Wayne Hughes ("Hughes") mailed to you on March 21, 1997 an Offer to Purchase dated March 21, 1997 wherein Hughes is offering to purchase for cash limited partnership units of the Partnership.

     Your telephone number is not part of our records. We would like to answer any questions you may have regarding the Offer to Purchase and could do so if you would either:

       1. Provide us with your telephone number and a convenient time to contact you by filling in and returning the enclosed card to Hughes in the enclosed postage-paid envelope, or

       2. Call Christopher Weil & Company, Inc., the company retained by Hughes to assist limited partners in understanding the Offer to Purchase, at
          (800) 478-2605.


     Thank you for your prompt attention to this matter.

                                    Very truly yours,


                                    /s/ B. Wayne Hughes
                                    -----------------------
                                    B. Wayne Hughes

Enclosures

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          Tender Offer for Units of Public Storage Properties V, Ltd.

Please return to:  B. Wayne Hughes
                   c/o Public Storage, Inc.
                   P.O. Box 25039
                   Glendale, CA 91221-9985



------------------------------------------    ----------------------------------
Name and address of registered holder         Telephone number

                                              ----------------------------------
                                              ----------------------------------
                                              Convenient time to contact


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                       [LETTERHEAD OF B. WAYNE HUGHES]



Enclosed is an Offer to Purchase for cash limited partnership units of Public Storage Properties V, Ltd. by B. Wayne Hughes dated March 21, 1997. If you are a beneficial owner of units in Public Storage Properties V, Ltd. and would like to participate in the Offer to Purchase, please contact the registered holder of the units.



March 21, 1997